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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Cooper Firearms, Inc.
Stevensville, Montana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 8, 1997 relating to the financial statements of Cooper Firearms, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ DAVID TARLOW & CO., P.C.
                                          --------------------------------------
                                          David Tarlow & Co., P.C.


New York, New York
January 2, 1998